Exhibit 99.1

EXECUTION COPY

AMENDMENT NO. 1 AND WAIVER

AMENDMENT NO. 1 AND WAIVER (this “Amendment No. 1 and Waiver”) dated as of November 3, 2006, with respect to the Credit Agreement referred to below, between The First American Corporation (the “Borrower”) and the Lenders party hereto.

Reference is made to the Amended and Restated Credit Agreement dated as of November 7, 2005 between the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified, supplemented and in effect, the “Credit Agreement”).

The Borrower and the Lenders have entered into a Waiver dated as of August 9, 2006 between the Borrower and the Lenders party thereto (the “Existing Waiver”), pursuant to which the Required Lenders waived compliance by the Borrower with the 40 and 45-day periods set forth in Sections 5.01(b), 5.01(c), 5.01(e), 5.01(h) and 5.01(l) of the Credit Agreement, as applicable, with respect to the furnishing by the Borrower of certain financial statements and other information relating to its fiscal quarter ended June 30, 2006 (collectively, the “June 30, 2006 Financial Statements”). The Borrower has requested the Lenders to provide (i) a further extension of the deadline for delivery of such financial statements and other information under the Existing Waiver and (ii) an extension of deadline for the furnishing of its consolidated financial statements for the fiscal quarter ended September 30, 2006 required under Section 5.01(b) of the Credit Agreement and the other financial statements and information with respect thereto required to be delivered under Sections 5.01(c), 5.01(e), 5.01(h) and 5.01(l) of the Credit Agreement, and the Borrower, the Lenders and the Administrative Agent wish to amend the Credit Agreement in certain respects. Accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used but not defined herein shall have their respective meanings under the Credit Agreement.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 5 hereof, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as modified hereby.

2.02. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions (or, in the case of any of the following defined terms that are already defined in the Credit Agreement, by amending and restating in its entirety each such term to read as set forth below) in their proper respective alphabetical locations:

“Amendment No. 1 and Waiver Effective Date” means the effective date of Amendment No. 1 and Waiver dated as of November 3, 2006.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (including surplus debentures or notes whether or not characterized as liabilities for purposes of GAAP or SAP and non-perpetual preferred stock requiring redemption or repurchase and any option exercisable in respect thereof to the extent of such redemption or repurchase), (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business) that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that Indebtedness shall include the aggregate liquidation preference of all Capital Securities but only that portion of such aggregate liquidation preference that is on such date in excess of 15% of Total Capitalization on such date. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Total Stockholders’ Equity” means, as at any date, the aggregate stockholders’ equity (including minority interests in subsidiaries) for the Borrower and its Consolidated Subsidiaries; provided that the aggregate liquidation preference of Capital Securities shall be included in the calculation of Total Stockholders’ Equity only with respect to that portion of such aggregate liquidation preference that is less than 15% of Total Capitalization on such date.

2.03. Section 6.05(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(a) Total Stockholders’ Equity. The Borrower will not permit Total Stockholders’ Equity (i) at any time prior to December 31, 2007, to be less than the sum of (x) $1,000,000,000 plus (y) 100% of the net cash proceeds from the issuance of any capital stock of the Borrower or any of its Consolidated Subsidiaries after the date hereof (excluding any proceeds received from the exercise of stock options held by officers, directors, employees, or consultants of the Borrower or any of its Subsidiaries), (ii) at any time thereafter and prior to December 31, 2008, to be less than the sum of (x) $1,500,000,000 plus (y) 100% of the net cash proceeds from the issuance of any capital stock of the Borrower or any of its Consolidated Subsidiaries on or following the Amendment No. 1 and Waiver Effective Date (excluding any proceeds received from the exercise of stock options held by officers, directors, employees, or consultants of the Borrower or any of its Subsidiaries) and (iii) at any time thereafter, to be less than the sum of (x) $2,000,000,000 plus (y) 100% of the net cash proceeds from the issuance of any capital stock of the Borrower or any of its Consolidated Subsidiaries on or following the Amendment No. 1 and Waiver Effective Date (excluding any proceeds received from the exercise of stock options held by officers, directors, employees, or consultants of the Borrower or any of its Subsidiaries).”

Section 3. Waiver. Solely with respect to the Borrower’s fiscal quarters ended June 30, 2006 and September 30, 2006, the Lenders hereby waive compliance by the Borrower with the 40 and 45-day periods set forth in Sections 5.01(b), 5.01(c), 5.01(e), 5.01(h) and 5.01(l) of the Credit Agreement, as applicable (and, in the case of the June 30, 2006 Financial Statements, as extended by the Existing Waiver); provided that the Borrower covenants and agrees to furnish to the Administrative Agent and each Lender the Borrower’s consolidated financial statements and other information required under the foregoing sections of the Credit Agreement by the date that is the earlier of (i) January 8, 2007 and (ii) the date on which the Borrower files its Forms 10-Q for the fiscal quarters ended June 30, 2006 and September 30, 2006 with the Securities and Exchange Commission. As an inducement to the Lenders to provide the foregoing waiver, the Borrower hereby agrees that, without the consent of the Required Lenders, the Borrower shall not request any Borrowing, and the Lenders shall not be obligated to make any Loan to the Borrower, until such consolidated financial statements and other information required under the immediately preceding sentence shall have been furnished to the Lenders.

Failure by the Borrower to observe or perform any of its obligations under this Amendment No. 1 and Waiver, or any of the representations and warranties by the Borrower contained herein proving to be incorrect in any material respect when made, shall constitute an Event of Default under Article VII of the Credit Agreement.

Section 4. Representations and Warranties. The Borrower represents and warrants to the Lenders that (a) the representations and warranties set forth in the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference therein to “this Agreement” included reference to the Credit Agreement as modified hereby and (b) immediately before and after giving effect to this Amendment No. 1 and Waiver, no Default has occurred and is continuing.

Section 5. Conditions Precedent to Effectiveness. The modifications to the Credit Agreement set forth in this Amendment No. 1 and Waiver shall become effective as of the date of this Amendment No. 1 and Waiver and upon the receipt by the Administrative Agent of one or more counterparts hereof signed by the Borrower and Lenders constituting the Required Lenders. This Amendment No. 1 and Waiver supersedes the Existing Waiver.

Section 6. Miscellaneous. This Amendment No. 1 and Waiver shall be limited as written and nothing herein shall be deemed to constitute a waiver of any other term, provision or condition of the Credit Agreement in any other instance than as set forth herein or prejudice any right or remedy that any party hereto may have or may in the future have under the Credit Agreement. Except as set forth herein, the terms, provisions and conditions of the Credit Agreement shall remain in full force and effect. This Amendment No. 1 and Waiver may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment No. 1 and Waiver by signing any such counterpart. This Amendment No. 1 and Waiver shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 and Waiver to be duly executed by their respective authorized representatives as of the day and year first above written.

THE FIRST AMERICAN CORPORATION

By:	/s/ Frank V. McMahon
Name: Frank V. McMahon Title: Vice Chairman and CFO

By:	/s/ Parker S. Kennedy
Name: Parker S. Kennedy Title: Chairman and CEO

LENDERS JPMORGAN CHASE BANK, N.A.

By:	/s/ Lawrence Palumbo, Jr.
Name: Lawrence Palumbo, Jr. Title: Vice President

COMERICA BANK

By:	/s/ Kojo C. Fields
Name: Kojo C. Fields Title: Corporate Banking Officer

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Joseph Argabrite
Name: Joseph Argabrite Title: V/P Manager

US BANK

By:	/s/ Richard Young
Name: Richard Young Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Steven J. Anderson
Name: Steven J. Anderson Title: Executive Vice President

BANK OF AMERICA, N.A.

By:	/s/ Jason Cassity
Name: Jason Cassity Title: Vice President

BANK OF THE WEST

By:	/s/ Dale Patterson
Name: Dale Patterson Title: Vice President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Matthew Hill
Name: Matthew Hill Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By:
Name: Title:

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Forrest Vollrath
Name: Forrest Vollrath Title: First Vice President